Exhibit 99.1

YOUNG BROADCASTING INC. ANNOUNCES 112% GROWTH IN STATION
OPERATING PERFORMANCE FOR FOURTH QUARTER

COMPANY BELIEVES IT IS WELL POSITIONED FOR 2007 GROWTH

New York, NY — Business Wire — March 7, 2007 — Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced results for the three months and year ended December 31, 2006.

Vincent Young’s Comments

“The year just ended, 2006, marked a significant turnaround for YBI,” stated Vincent Young, Chairman. “Over the last 12 months, the Company has grown core revenues and continues to effectively manage its expense base. In addition, the recurring political revenue that is attracted by our strong news/local programming-oriented stations has translated into important revenue and income gains compared to the prior year.”

“Our success in 2006 lays the foundation for growth in future years,” Mr. Young continued. “The 3rd Leg revenue programs continue to drive our sales growth and provide significant opportunities to further increase our share of local advertising market spending. The strategic positions held by most of our stations will allow YBI to benefit from political spending in 2007 and 2008. The dominant ratings of many of our stations gives us a strategic advantage in the upcoming retransmission consent negotiations with cable system operators. Finally, the cost containment measures we have already taken combined with future initiatives will benefit our station operating performance for years to come.”

Fourth Quarter Results

YBI’s net revenue for the fourth quarter ended December 31, 2006 grew to $66.5 million, an increase of 24% compared to the same quarter in 2005. Political revenue was widely spread over the group with five of the ten stations recording over $2.0 million or more during the quarter.

Station operating performance (“SOP”, a non-GAAP measurement described more fully below) more than doubled to $26.3 million for the three months ended December 31, 2006 as compared with $12.4 million for the fourth quarter of 2005. Operating income of $17.3 million was 385% higher in the fourth quarter of 2006 as compared to the same period last year. YBI reported net income of $726,000 in the fourth quarter of 2006 compared to a net loss of $14.7 million in the same period in 2005. The Company’s strong cost containment programs resulted in station operating expenses declining 1.2% for the fourth quarter of 2006 compared to the same quarter in 2005.

Full Year Results

YBI’s net revenue for the full year ended December 31, 2006 grew to $225.2 million, an increase of 14% compared to 2005. Political revenue was $31.7 million in 2006, which  represents the fourth consecutive election cycle in which YBI’s political revenue exceeded $30 million.

SOP grew 66% (78% after adding back one-time third quarter non-cash program writedowns), to $60.1 million (or $64.7 million after adding back one-time third quarter non-cash program writedowns) in 2006 as compared to $36.3 million in 2005. Operating income for 2006 of $23.0 million compared with the $1.8 million operating loss reported for 2005. Net loss from continuing operations decreased 45% from $102.6 million in 2005 to $56.6 million in 2006.

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating loss, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Fourth Quarter Conference Call

Young Broadcasting Inc. has scheduled a conference call for March 7, 2007 at 11:00 AM (ET). You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through April 6, 2007. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 888-568-0121 through March 13, 2007.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA).  KRON-TV — San Francisco, CA, which had been the largest independent station in the U.S. and the only independent VHF station in its market, became a MyNetwork TV affiliate on September 5, 2006. In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,

	2005	2006	2005	2006
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$197,478	$225,153	$53,623	$66,460
Operating expenses		179,248	45,222	44,763
Write-down of program license rights	—	4,544	—	—
Depreciation and amortization	22,074	18,349	4,831	4,370
Operating (loss) income	(1,773)	23,012	3,570	17,327

Interest expense, net	(62,279)	(66,535)	(15,596)	(17,092)
Non-cash change in market valuation of swaps	(1,894)	—	(354)	—
Loss on extinguishments of debt	(18,626)	—	—	—
Other (expenses) income, net	(183)	(2,003)	269	873
	(82,982)	(68,538)	(15,681)	(16,219)
Loss from continuing operations before income taxes	(84,755)	(45,526)	(12,111)	1,108
Income tax expense	(17,798)	(11,115)	(2,564)	(382)
Income (loss) from continuing operations	(102,553)	(56,641)	(14,675)	726

Income (loss) from discontinued operations, net of tax, including gain on sale of $11.2 million for the year ended December 31, 2005	11,207	—	—	—
Net income (loss)	$(91,346)	$(56,641)	$(14,675)	$726

Net income (loss) per common share - basic	$(4.48)	$(2.64)	$(0.71)	$0.03
Weighted average shares - basic	20,369,226	21,470,334	20,705,520	21,947,373

Other Financial Data:

Amortization of program license rights	23,945	$31,899	7,048	6,672
Payments for program license liabilities	23,342	27,175	6,611	7,096
Capital expenditures	7,159	5,500	2,524	1,290

Reconciliation of Station Operating Performance to Operating (Loss) Income:

Operating (loss) income	(1,773)	23,012	3,570	17,327
Plus:
Non-cash compensation	2,994	5,211	900	1,415
Depreciation and amortization	22,074	18,349	4,831	4,370
Corporate overhead	13,007	13,552	3,124	3,192
Station Operating Performance	$36,302	$60,124	$12,425	$26,304
Plus: Writedown of program license rights		4,544
		$64,668